                                     EXHIBIT 99.2


                                 AFFILIATE AGREEMENT



                                  February 16, 1996



Peoples First Corporation
100 South Fourth Street
Paducah, Kentucky  42001


Gentlemen:

       I have been advised that I may be considered an "affiliate" of Guaranty Federal Savings Bank ("Bank") for purposes of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Pursuant to the Acquisition Agreement dated as of February 16, 1996 (the "Acquisition Agreement") and the related Plan and Agreement of Merger between the Bank and Peoples First Corporation ("PFC"), at the Effective Time of the merger (the "Merger"), each share of the Bank's common stock I own will be converted into shares of PFC's common stock (the "Shares") pursuant to the conversion formula set forth in the Acquisition Agreement. This agreement is hereinafter referred to as the "Affiliate Agreement." Capitalized terms not defined herein shall have the meanings provided in the Acquisition Agreement.

       To induce PFC to enter into the Acquisition Agreement, and in consideration for PFC's agreement, pursuant to Section 6.15 of the Acquisition Agreement, to comply with the provision of Rule 145(c) under the 1933 Act, I represent and warrant to, and agree with, PFC that:

       (a) I shall not make any sale, transfer or other disposition of my Shares in violation of the 1933 Act or the Rules and Regulations promulgated thereunder.

       (b) I have been advised that the offering, sale and delivery of the Shares to me pursuant to the Merger have been registered under the 1933 Act on a Registration Statement on Form S-4. I have also been advised, however, that since I may have been deemed to be an "affiliate" of the Bank at the time the Acquisition Agreement was submitted for a vote of the shareholders of the Bank, any public offering or sale by me of any of the Shares will, under current law, require either (i) compliance with Rule 145 promulgated by the Commission under the 1933 Act, (ii) the further registration under the 1933 Act of the Shares to be offered and sold, or (iii) the availability of another exemption from such registration under the 1933 Act.

Peoples First Corporation
February 16, 1996
Page 2


       (c) I have read this Affiliate Agreement, the Agreement as well as a letter agreement of even date herewith executed by all of the directors and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Shares, to the extent I felt necessary, with my counsel or counsel for the Bank.

       (d) I have been informed by PFC that the Shares will not be registered under the 1933 Act for distribution by me, and (during the two years following the effective date of the Merger), (i) a sale of the Shares must be made in conformity with Rules 144 and 145 promulgated by the Commission under the 1933 Act, (ii) if not in conformity with such limitations, I must either furnish PFC with an opinion of counsel acceptable to PFC that some other exemption from registration under the 1933 Act is available with respect to any such proposed sale, transfer or other disposition of the Shares, or (iii) the Shares must have been registered for distribution under the 1933 Act.

       (e) I understand that stop transfer instructions similar to the limitations referred to in paragraph (d) above will be given to PFC's transfer agent with respect to the Shares, and that there will be placed on the certificates representing the Shares, or any substitutions therefor, a legend stating in substance:

       "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by PFC Corporation of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

       (f) I hereby agree that, for a period of two (2) years following the effective date of the Merger, if I transfer the Shares received by me in the Merger, I will obtain an agreement similar to this from each transferee if such transfer is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145. I further agree that if I seek to transfer the Shares in accordance with the provisions of Rule 145, I will deliver to PFC written notice substantially in the form attached hereto as EXHIBIT A, and a broker's representation substantially in the form attached hereto as EXHIBIT B. Upon delivery of such notice and broker's representation, PFC agrees that the legend set forth in paragraph (e) above shall be promptly removed from the certificates representing the Shares to be sold in accordance with the provisions of Rule 145 and related stop transfer restrictions shall be lifted.

       (g) I agree that for at least 30 days before consummation of the Merger I will not sell any Shares owned by me or to be received by me in the Merger until such time as financial results reflecting at least 30 days of post-Merger combined operating results of PFC and the Bank have been published; provided, however, that with the written prior consent of PFC, which consent shall not be unreasonably withheld, I shall be permitted to make sales and dispositions of Shares permitted to be made by affiliates pursuant to SEC Staff Accounting Bulletin Nos. 65 and 76.

       (h) It is understood and agreed that this Affiliate Agreement shall terminate and be of no further force and effect and the legend set forth in paragraph (e) above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith if (i) my Shares shall have been registered under the 1933 Act for sale, transfer or other disposition by me or on my behalf, or (ii) I am not at the time an affiliate of PFC and have held the Shares for at least two (2) years (or such other period as may be prescribed by the 1933 Act and the Rules and Regulations

Peoples First Corporation
February 16, 1996
Page 3

promulgated thereunder) and PFC has filed with the Commission all of the reports it is required to file under the 1934 Act during the preceding twelve (12) months, or (iii) I am not at the time an affiliate of PFC and have not been an affiliate of PFC for at least three months and have held the Shares for at least three (3) years (or such other period as may be prescribed by the 1933 Act and the Rules and Regulations promulgated thereunder), or (iv) PFC shall have received a letter from the staff of the Commission, or an opinion of counsel acceptable to PFC, to the effect that the stop transfer restrictions and the legend are not required, or (v) the procedures specified in paragraph (f) above are followed.

                                       Very truly yours,



                                       -----------------------------------

                                       Name:
                                              -----------------------------



Accepted and agreed to this ____ day
of February, 1996.

PEOPLES FIRST CORPORATION

By
  ---------------------------------

Name:
     ------------------------------

Title:
      -----------------------------

                                      EXHIBIT A

                                TO AFFILIATE AGREEMENT



                                        [Date]


Peoples First Corporation
100 South Fourth Street
Paducah, Kentucky  42001

Attention: ______________________

Gentlemen:

       I propose to sell ________ shares of the common stock of Peoples First Corporation that I received in connection with the Merger of Guaranty Federal Savings Bank with a subsidiary of PFC Corporation. I propose to effect such sale through ________________________, my broker, and warrant that such sale will be made in accordance with the requirements relating to sales by "affiliates" of Rule 145 of the Securities Act of 1933, as amended.

                                                 Very truly yours,

                                      EXHIBIT B

                                TO AFFILIATE AGREEMENT



                                        [Date]


Peoples First Corporation
100 South Fourth Street
Paducah, Kentucky  42001

Attention: ___________________

Gentlemen:

       We have been asked to sell ________ shares (the "Shares") of Common Stock of Peoples First Corporation (the "Company") owned by
_______________________ ("Seller"). We understand that the Seller is an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended, and that sales by him of the Company's Common Stock must comply with certain provisions of Rule 144 under such Act.

       We hereby represent and warrant as follows:

       1. We have made reasonable inquiry as required by paragraph (g)(3) of Rule 144 and, based upon such inquiry, we are not aware of circumstances indicating that the Seller is an underwriter with respect to the Shares or that the transaction is part of a distribution of the Shares.

       2. The Shares for which we are acting as broker will be sold by us in "brokers' transactions" as defined in paragraph (g) of Rule 144.

       3. Neither the Seller nor we have solicited or arranged for the solicitation, nor will we solicit or arrange for the solicitation, of orders to buy the Shares, nor have we received nor will we receive any payment in connection with the sale of the Shares other than usual and customary brokerage commissions.

                                       Very truly yours,